ROTHGERBER JOHNSON & LYONS LLP
                      1200 17th Street, Suite 3000
                      Denver, Colorado  80202-5839

                             (303) 623-9000


                             August 2, 2001




U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549-1004

Re:  Choice Funds/Choice Focus Fund and Choice Balanced Fund
     Amendment to Registration Statement on Form N-1A
     SEC File No. 333-83419
     Investment Company Act Registration No. 811-09485

Ladies and Gentlemen:

     We have reviewed the attached amendment by Choice Funds with regard to Choice Focus Fund and Balanced Fund filed with the U.S. Securities and Exchange Commission. It is our opinion that the amendment does not contain disclosures that would render it ineligible to become effective under Rule 485(b) of Regulation C promulgated under the Securities Act of 1933.

                              Sincerely yours,

                              ROTHGERBER JOHNSON & LYONS LLP



cc:  Choice Funds